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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Pioneer-Standard Electronics, Inc. for the registration of 220,000 Common Shares and to the incorporation by reference therein of our reports dated May 1, 1996, with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. incorporated by reference and included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP
                                ERNST & YOUNG LLP

Cleveland, Ohio
May 8, 1997